Exhibit 99.1

NEWS RELEASE

Enbridge Inc. and Enbridge Energy Partners, L.P. Comment on Minnesota Public Utilities Commission Hearing

CALGARY, ALBERTA – December 21, 2015 – The Minnesota Public Utilities Commission (Commission) voted, at its most recent hearing on December 17, 2015, on several matters regarding the process to review the applications for a certificate of need and route permit for Enbridge Energy Partners, L.P.’s (“EEP”) proposed Sandpiper pipeline and EEP’s portion of the Line 3 pipeline replacement project (“L3R”). The L3R project encompasses replacement of all segments of Line 3 between Hardisty, Alberta and Superior, Wisconsin and involves both EEP and Canadian subsidiaries of Enbridge Inc. (“ENB”, and together with EEP, “Enbridge”). Enbridge believes that most of those decisions were consistent with Enbridge’s expectations and that they provide clarity on process matters related to execution of the pipeline projects. The outcome of one of the Commission’s votes, however, contemplates the need to finalize an environmental impact statement for the pipeline projects prior to, rather than contemporaneously with, the Commission addressing other required matters. If upheld in the final order, this requirement could potentially delay the completion dates of the pipelines beyond the dates originally anticipated by Enbridge.

Enbridge will not be in a position to fully assess the potential impact of the Commission votes until it has had an opportunity to review the formal written order, which is not expected to be released for approximately 30 to 60 days. Following receipt of the order, Enbridge will take any necessary steps to ensure the timely completion of the pipelines.

About Enbridge Inc.

Enbridge Inc. (NYSE:ENB) (TSX:ENB), a Canadian company, exists to fuel people’s quality of life, and has done so for more than 65 years. A North American leader in delivering energy, Enbridge has been ranked on the Global 100 Most Sustainable Corporations index for the past seven years. Enbridge operates the world’s longest crude oil and liquids transportation system across Canada and the U.S., and has a significant and growing involvement in natural gas gathering, transmission and midstream business, as well as an increasing involvement in power transmission. Enbridge owns and operates Canada’s largest natural gas distribution company, serving residential, commercial, and industrial customers in Ontario, Quebec, New Brunswick and New York State. Enbridge has interests in nearly 2,000 megawatts of net renewable and alternative generating capacity, and continues to expand into wind, solar and geothermal power. Enbridge employs nearly 11,000 people, primarily in Canada and the U.S., and is ranked as one of Canada’s Top Employers for 2015. Enbridge's common shares trade on the Toronto and New York stock exchanges under the symbol ENB. For more information, visit www.enbridge.com.

About Enbridge Energy Partners, L.P.
Enbridge Energy Partners, L.P. (NYSE:EEP) owns and operates a diversified portfolio of crude oil and natural gas transportation systems in the United States. Its principal crude oil system is the largest transporter of growing oil production from western Canada. Enbridge Energy Management, L.L.C. manages the business and affairs of EEP and its sole asset is an approximate 16 percent interest in the Partnership. Enbridge Energy Company, Inc., an indirect wholly owned subsidiary of Enbridge Inc. of Calgary, Alberta, is the general partner of EEP and holds an approximate 21 percent interest in the Partnership.

Certain information provided in this news release constitutes forward-looking statements. The words "anticipate", "expect", "project", "estimate", "forecast" and similar expressions are intended to identify such forward-looking statements. Although Enbridge believes these statements are based on information and assumptions which are current, reasonable and complete, these statements are necessarily subject to a variety of risks and uncertainties pertaining to project commencement, construction and completion, project equity investors, operating performance, regulatory parameters, competition, growth, economic conditions, and the renewable energy market. A further discussion of the risks and uncertainties facing Enbridge Inc. and Enbridge Energy Partners, L.P. the Company can be found in their respective filings with Canadian and United States securities regulators. While Enbridge makes these forward-looking statements in good faith, should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary significantly from those expected. Except as may be required by applicable securities laws, Enbridge assumes no obligation to publicly update or revise any forward-looking statements made herein or otherwise, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION PLEASE CONTACT:

Enbridge Inc.

Media	Investment Community
Graham White	Adam McKnight
(403) 508-6563 or Toll Free: 1-888-992-0997	(403) 266-7922
Email: graham.white@enbridge.com	Email: adam.mcknight@enbridge.com

Enbridge Energy Partners, L.P.
Midcoast Energy Partners, L.P.

Investor Relations Contact	Media Contact
Sanjay Lad, CFA	Terri Larson, APR
Toll-free: (866) EEP INFO or (866) 337-4636	Telephone: (877) 496-8142
E-mail: eep@enbridge.com	E-mail: usmedia@enbridge.com
Website: www.enbridgepartners.com